ELIZABETH ARDEN, INC.

Nonqualified Stock Option Agreement

1.         Grant of Option.  In accordance with and subject to the terms and conditions of (a) the Elizabeth Arden, Inc. Non-Employee Director Stock Option Plan, as it may be amended from time to time (the "Plan"), a copy of which is attached hereto as Exhibit A, and (b) this Nonqualified Stock Option Agreement (the "Agreement"), Elizabeth Arden, Inc., a Florida corporation (the "Company"), grants to the optionee identified on Schedule 1 attached hereto (the "Optionee") a nonqualified stock option (the "Option") to purchase the number of shares (the "Shares") of its Common Stock, $.01 par value ("Common Stock"), set forth on Schedule 1, at the option price set forth in Schedule 1. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

2.         Acceptance by Optionee.  The exercise of the Option or any portion thereof is conditioned upon acceptance by the Optionee of the terms and conditions of this Agreement, as evidenced by the Optionee's execution of Schedule 1 to this Agreement and the delivery of an executed copy of Schedule 1 to the Company.

3.          Vesting of Option.  The Option shall become exercisable in accordance with the vesting schedule set forth in Schedule 1. In the event that the Optionee ceases to provide services to the Company or one of its subsidiaries (a "Subsidiary") prior to the date on which the Option or any portion thereof becomes vested, the non-vested portion of the Option will be void, and will not become exercisable by the Optionee.

4.          Expiration of Option.  The Option shall expire on the date set forth in Schedule 1 (the "Expiration Date") and may not be exercised after such date. Notwithstanding anything to the contrary contained herein, if the Optionee ceases to provide services to the Company or a Subsidiary, the Option may be exercised after such date, at the sole discretion of the Compensation Committee, up to the Expiration Date of the Option.

5.          Procedure for Exercise.  The Option may be exercised for the number of Shares specified in a written notice delivered to the Company at least ten days prior to the date on which purchase is requested, accompanied by full payment in cash or by certified bank check, personal check or money order, or, with the consent of the Compensation Committee, in Common Stock of the Company. In the sole discretion of and subject to such conditions as may be established by the Compensation Committee, payment of the option price may also be made by the Company retaining from the Shares to be delivered upon exercise of the Option, or portion thereof, that number of Shares having a fair market value on the date of exercise equal to the option price of the number of Shares with respect to which the Optionee exercises the Option. If payment is made by the tender of Shares of Common Stock or retention by the Company of Shares of Common Stock to be delivered upon the exercise of the Option, the fair market value of each share of Common Stock tendered or retained, as the case may be, shall be determined as of the day such Shares are tendered or such Option is exercised, or if no sale or bid has been made on such date, then on the last preceding day on which such sale or bid shall have been made. Any excess of the value of the tendered or retained Shares over the option price will be returned to the Optionee as follows:

(i)      any whole Shares of Common Stock remaining in excess of the purchase price will be returned to the Optionee in kind, and may be represented by one or more certificates as determined by the Company in its sole discretion; and

(ii)     any partial Shares of Common Stock remaining in excess of the option price will be return to the Optionee in cash.

Such payment may also be made in such other manner as the Compensation Committee determines is appropriate, in its sole discretion. If any applicable law requires the Company to take any action with respect to the Shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or Bylaws of the Company, as in effect at the time, to effect due issuance of the Shares, then the Company shall take such action and the day for delivery of such Shares shall be extended for the period necessary to take such action. No Optionee shall have any of the rights of a shareholder of the Company under any Option until the actual issuance of Shares to said Optionee, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Shares except as provided under the Plan.

6.         Non-transferability of Stock Options.  No Option granted hereunder to the Optionee shall be transferable by the Optionee otherwise than by will, or by the laws of descent and distribution, and such Option shall be exercisable, during the lifetime of the Optionee, only by the Optionee.

7.         No Right to Employment.  Nothing contained in the Plan or in this Agreement, nor any action taken by the Committee, shall confer upon the Optionee any right with respect to continuation of providing services to the Company or a Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate the Optionee's service at any time with or without cause.

8.          Representations as to Purchase of Shares.  As a condition of the Company's obligation to issue the Shares upon exercise of the Option, if requested by the Compensation Committee, the Optionee shall, concurrently with the delivery of the stock certificate representing the Shares so purchased, give such written assurances to the Company, in the form and substance that its counsel reasonably requests, to the effect that the Optionee is acquiring the Shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable law, and the Company shall have the right to endorse the certificate representing the Shares with an appropriate restrictive legend as to compliance with such law. In the event that the Company elects to register the Shares under the Securities Act of 1933, as amended, and any applicable state laws, the issuance of such Shares shall not be subject to the restrictions contained in this paragraph 8.

9.          Compliance With Applicable Law.  The issuance of the Shares pursuant to the exercise of this Option is subject to compliance with all applicable laws, including without limitation laws governing withholding from employees and nonresident aliens for income tax purposes. This Agreement shall be governed by the laws of the State of Florida and the federal laws of the United States.

10.          Incorporation of Plan Provisions.  This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of the Plan as if the same were fully set forth in this Agreement. The Optionee hereby acknowledges that he has received, read and understood the copy of the Plan attached to this Agreement.

11.          Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of all successors of the Company. This Agreement may not be amended without the express written consent of both parties hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the Date of Grant set forth in Schedule 1.

ELIZABETH ARDEN, INC.

By:

Schedule 1

Nonqualified Stock Option Agreement

Name of Optionee:

Number of Shares:

Option Price Per Share:

Date of Grant:

Expiration Date:

Vesting Schedule:

        The undersigned agrees to the terms and conditions of the Nonqualified Stock Option Agreement of which this Schedule 1 is a part.

Date Accepted:	By:

Name:
Social Security Number:

EXHIBIT A

ELIZABETH ARDEN, INC.
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN